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                                                                  EXHIBIT (b)(4)

                     SECOND AMENDMENT TO FIRST AMENDED AND
                       RESTATED LOAN AGREEMENT AND FIRST
                         AMENDMENT TO FIRST AMENDED AND
                            RESTATED PROMISSORY NOTE

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     THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT AND
FIRST AMENDMENT TO FIRST AMENDED AND RESTATED PROMISSORY NOTE (this "Agreement")
                                                                     ---------
is made and entered into as of the 12th day of July, 1995, by and between EASTGROUP PROPERTIES, a Maryland real estate investment trust (the "Borrower"),
                                                                    --------
and DEPOSIT GUARANTY NATIONAL BANK, a national banking association (the
"Lender").
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     WHEREAS, pursuant to that certain First Amended and Restated Loan
Agreement, dated as of June 29, 1994, as amended as of October 31, 1994 (as amended, modified and supplemented from time to time, the "Loan Agreement"),
                                                           --------------
between the Borrower and the Lender, the Lender agreed to loan to the Borrower an amount up to Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Loan");
                                                        ----

     WHEREAS, the Loan is evidenced by that certain First Amended and Restated Promissory Note, dated as of June 29, 1994, made by the Borrower to the order of the Lender in the principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Note");
 ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, (a) to reduce the Commitment, and (b) to amend the Loan Documents to provide provisions permitting the Borrower to elect to apply Eurodollar Rates to the outstanding principal under the Note; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement and the Note in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement and the Note contained herein) shall have the respective meanings given such terms in the Loan Agreement and the Note, as applicable.

     2. The Loan Agreement is hereby amended by adding the following definitions in alphabetical order to Section 1 of the Loan Agreement:

          "Eurodollar Loans" means Advances which bear interest at the
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     Eurodollar Rate.

          "Eurodollar Rate" means an interest rate per annum equal to the sum of
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     (i) 2.00, plus (ii) a rate per annum determined pursuant to the following:
               ----

                             London Interbank Rate
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                   100% minus Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means the reserve requirement
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     including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or such substituted or amended reserve requirement as made hereafter applicable to member banks of the Federal Reserve System.

          "Interest Period" shall mean, with respect to the London Interbank
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     Rate, a period of either thirty (30) or ninety (90) days, as selected by the Borrower.

          "London Interbank Rate" means, for any Eurodollar Loan in respect of
           ---------------------
     any Interest Period relating thereto, the rate of interest per annum published in The Wall Street Journal on the Business Day prior to the date
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     of the Eurodollar Loan as the "London Interbank Offered Rate (LIBOR)" for a
     period equal to the applicable Interest Period. If publication of such rate shall be suspended or terminated, London Interbank Rate shall mean, for any Eurodollar Loan in respect of any Interest Period relating thereto, the rate of interest per annum determined by the Lender on the date one Business Day prior to the date of the Eurodollar Loan to be the rate for the offering to the Lender in the London Interbank Market of United States dollars for deposit in immediately available funds for the applicable Interest Period and for an amount similar to the principal amount of the requested Eurodollar Loan.

          "Prime Rate Loans" means Advances which bear interest at the Prime
          -----------------
     Rate.

     3. The Loan Agreement is hereby further amended by deleting the definition "Advance Request Form" appearing in Section 1 of the Loan Agreement
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and by substituting in place and instead thereof the following:

          "Advance Request Form" means a certificate in substantially the form
           --------------------
     of Exhibit A attached hereto, properly completed and signed by the
        ---------
     Borrower, requesting an Advance and/or selection of a Eurodollar Rate as the applicable Interest Rate.

     4. The Loan Agreement is hereby further amended by deleting in its entirety the definition "Commitment" appearing in Section 1 of the Loan
                         ----------
Agreement and by substituting in place and instead thereof the following:

          "Commitment" means the obligation of the Lender to make Advances
           ----------
     hereunder (a) from and after the date hereof through and including July 11, 1995, in an aggregate principal amount up to but not exceeding Forty-Five Million and No/100 Dollars ($45,000,000.00); (b) from and after July 12, 1995, through and including August 31, 1995, in an aggregate principal amount up to but not exceeding Twenty-Seven Million and No/100 Dollars ($27,000,000.00), and (c) from and after September 1, 1995, through and until the Termination Date, in an aggregate principal amount up to but not exceeding Fifteen Million and No/100 Dollars ($15,000,000.00), as such obligation may be further reduced pursuant to Section 2.09.

     5. The Loan Agreement is hereby further amended by deleting the definition "Default Rate" appearing in Section 1 of the Loan Agreement and by
            ------------
substituting in place and instead thereof the following:

          "Default Rate" means the sum of the Prime Rate plus three (3)
           ------------                                  ----
     percentage points.

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     6.   The Loan Agreement is hereby further amended by deleting the definition "Interest Rate" appearing in Section 1 of the Loan Agreement and by
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substituting in place and instead thereof the following:

          "Interest Rate" means the Prime Rate or the applicable Eurodollar
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     Rate, as applicable.

     7. The Loan Agreement is hereby further amended by deleting Section 2.03 in its entirety and by substituting in place and instead thereof the following:

          Section 2.03.  Interest.  Subject to Section 2.05 and the terms and
                         --------
     conditions of this Agreement, the unpaid principal amount of the Advances shall bear interest from day to day at an annual rate of interest equal to the Interest Rate, the selection of the applicable Interest Rate to be at the Borrower's sole option, subject to the requirement that the Note shall not bear interest at more than one Interest Rate at any time. The Prime Rate shall be determined and shall take effect on the date selected by the Borrower and shall be adjusted from day to day thereafter without notice to the Borrower. The interest rate applicable to each Eurodollar Loan shall be the applicable interest rate in effect on the date such Eurodollar Loan is selected by the Borrower and effective as provided herein, and there shall be no adjustment or modification of such interest rate during the Interest Period applicable to such Eurodollar Loan. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. All accrued and unpaid interest on the Advances shall be due and payable to the Lender in arrears commencing on July 5, 1994, and continuing on each Monthly Payment Date thereafter, on the Termination Date and at any other maturity of the Note, however such maturity shall occur.

     8. The Loan Agreement is hereby further amended by deleting in its entirety the first sentence of Section 2.05 of the Loan Agreement and by substituting in place and instead thereof the following:

     From and after the occurrence of an Event of Default, overdue payments of principal under the Note and (to the extent permitted by law) interest and other amounts due thereunder, hereunder or under any of the other Loan Documents shall bear interest, from the date the same become due and payable and in lieu of the applicable Interest Rate, at the Default Rate, which interest shall continue to accrue until the obligation of the Borrower in respect to the payment thereof shall have been discharged (whether before or after judgement).

     9. The Loan Agreement is hereby further amended by deleting in its entirety the heading for Section 2.07 and paragraphs (a), (b) and (c) of Section
2.07 of the Loan Agreement and by substituting in place and instead thereof the following:

          Section 2.07 Requests for Advances and Selection of Eurodollar Rate.
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          (a)  The Borrower shall give the Lender notice by means   of an
     Advance Request Form of each requested Advance or selection of a Eurodollar Rate as the applicable Interest Rate by not later than 11:00 a.m. (Jackson, Mississippi time) on the third Business Day preceding the requested dated of the Advance or selection specifying: (i) the

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     requested date of such Advance or selection (which shall be a Business
     Day), (ii) with respect to Advances, the amount of such Advance, and (iii) with respect to the selection of a Eurodollar Rate as the applicable Interest Rate, the Interest Period applicable to such new Eurodollar Loan. Eurodollar Rate selections shall be effective only on the first Business Day of a calendar month. If, at the end of the applicable Interest Period for any Eurodollar Loan, the Borrower fails to select a new Interest Rate and if applicable, Interest Period, the Borrower shall be deemed to have designated the Eurodollar Rate for the same Interest Period as the then expiring Interest Period as the applicable Interest Rate. In the event that principal is outstanding under the Note and the Borrower has not selected an Interest Rate applicable to such principal, such principal shall bear interest at the Prime Rate.

          (b) The Lender at its option may accept telephonic requests for Advances or selections of a Eurodollar Rate, provided that such acceptance shall not constitute a waiver of the Lender's right to require delivery of an Advance Request Form in connection with subsequent Advances or selections. Any telephonic request for an Advance or selection of a Eurodollar Rate by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Lender.

          (c) All requests by the Borrower for an Advance or selection of a Eurodollar Rate under this Section shall be irrevocable and notice under this Section which is received by the Lender after 11:00 a.m. (Jackson, Mississippi time) shall be deemed to have been received on the next Business Day.

     10. The Loan Agreement is hereby further amended by deleting Section 3.01 in its entirety and by substituting in place and instead thereof the following:

          Section 3.01.  Facility Fee and Unused Line Fee.  Commencing on the
                         --------------------------------
     date hereof and continuing on the first Business Day of each July thereafter, until the repayment in full of all amounts due and owing hereunder and under the Note, the Borrower shall pay to the Lender, in advance, a facility fee equal to three-eighths percent (3/8%) of the total Commitment in effect for the next calendar year, as such Commitment is to be reduced as provided in the definition thereof. Commencing on October 1, 1995, and continuing on the first Business Day of each calendar quarter thereafter until the repayment in full of all amounts due and owing hereunder and under the Note and on the Termination Date, the Borrower shall pay to the Lender, in arrears, an unused line fee on the amount, if any, by which the aggregate average daily outstanding principal balance of the Advances is less than one hundred percent (100%) of the average daily amount of the Commitment in effect from time to time at the rate of one-quarter of one percent (1/4%) per annum. All such calculations shall be based on a 360-day year and the actual number of days elapsed to but not including the payment date.

     11.  The Loan Agreement is hereby further amended by deleting Exhibit A
                                                                   ---------
attached thereto in its entirety and by substituting in place and instead thereof Exhibit A attached hereto and made a part hereof.
        ---------

     12. The Note is hereby amended by deleting subsection 1 of the Note in its entirety and by substituting in place and instead thereof the following:

          1. Subject to subsection 2 below, such interest shall be computed, shall accrue and shall be due and payable as provided in the Loan Agreement.

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     13.  The Loan Agreement and the Note, as herein amended, remain in full force and effect in accordance with their respective terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The Borrower acknowledges that its fully obligated under the terms of the Loan Agreement and the Note, as herein amended, and that it has no offsets or defenses with respect to its respective obligations thereunder.

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     14.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement as of the day and year set forth above.

                                    - LENDER -
                                      ------

                                    DEPOSIT GUARANTY NATIONAL BANK

                                    By:
                                       -----------------------------
                                       Kenneth E. Farmer,
                                       Its Vice President

                                    - BORROWER -
                                      --------

                                    EASTGROUP PROPERTIES

                                    By:
                                       -----------------------------
                                       David H. Hoster II,
                                       Its President

                                    By:
                                       -----------------------------

                                       Title:
                                             -----------------------

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